Exhibit 99.1

Contact:Brett D. Heffes

763/520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES

THIRD QUARTER RESULTS

Minneapolis, MN (October  16, 2019)    Winmark Corporation (Nasdaq: WINA) announced today net income for the quarter ended September  28, 2019 of $9,113,800 (or $2.24 per share diluted) compared to net income of $8,364,300 (or $2.01 per share diluted) in the third quarter of 2018. For the nine months ended September  28, 2019, net income was $23,687,900 (or $5.76 per share diluted) compared to net income of $22,467,700 (or $5.43 per share diluted) for the same period last year.

“I am pleased with the performance of our core franchising operations during the quarter.  However, during 2019, the pace of new equipment purchases in our leasing business has slowed and the size of our portfolio has declined,” commented Brett D. Heffes, Chief Executive Officer.  “We continue to explore ways to grow leased assets and acquire new customers.”

Winmark Corporation creates, supports and finances business. At September 28, 2019, there were 1,255 franchises in operation under the brands Plato’s Closet®, Once Upon A Child®, Play It Again Sports®, Style Encore® and Music Go Round®.  An additional 40 retail franchises have been awarded but are not open.  In addition, at September 28, 2019, the Company had a lease portfolio of  $30.0 million.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company.  Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated.  Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION

CONDENSED BALANCE SHEETS

(unaudited)

	September 28, 2019	December 29, 2018
ASSETS
Current Assets:
Cash and cash equivalents	$7,487,200	$2,496,000
Restricted cash	75,000	80,000
Receivables, net	1,594,400	1,553,100
Net investment in leases - current	14,352,800	18,547,500
Income tax receivable	391,700	565,500
Inventories	69,700	107,600
Prepaid expenses	1,012,500	901,600
Total current assets	24,983,300	24,251,300

Net investment in leases – long-term	15,644,900	20,455,500
Property and equipment, net	2,863,700	866,200
Operating lease right of use asset	3,734,400	—
Goodwill	607,500	607,500
Other assets	501,200	482,600
Deferred income taxes	172,500	—
	$48,507,500	$46,663,100

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Notes payable, net	$3,486,100	$3,236,100
Accounts payable	1,185,300	1,351,800
Accrued liabilities	2,980,000	3,128,600
Discounted lease rentals	3,012,900	3,021,900
Deferred revenue	1,730,900	1,744,900
Total current liabilities	12,395,200	12,483,300
Long-Term Liabilities:
Notes payable, net	22,927,800	25,604,900
Discounted lease rentals	1,354,000	2,723,500
Deferred revenue	8,031,900	8,432,400
Operating lease liabilities	5,953,100	—
Other liabilities	971,500	1,079,200
Deferred income taxes	—	1,148,300
Total long-term liabilities	39,238,300	38,988,300
Shareholders’ Equity (Deficit):
Common stock, no par, 10,000,000 shares authorized, 3,822,978 and 3,907,686 shares issued and outstanding	3,851,000	4,425,600
Retained earnings (accumulated deficit)	(6,977,000)	(9,234,100)
Total shareholders’ equity (deficit)	(3,126,000)	(4,808,500)
	$48,507,500	$46,663,100

Winmark Corporation

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Quarter Ended		Nine Months Ended
	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
REVENUE:
Royalties	$13,808,800	$12,865,900	$38,223,400	$35,735,900
Leasing income	4,375,500	4,608,600	12,733,800	14,994,500
Merchandise sales	704,500	858,400	2,037,300	2,340,200
Franchise fees	377,400	383,300	1,183,100	1,162,300
Other	414,700	402,300	1,238,700	1,206,400
Total revenue	19,680,900	19,118,500	55,416,300	55,439,300
COST OF MERCHANDISE SOLD	671,700	811,500	1,924,400	2,235,000
LEASING EXPENSE	572,400	718,500	1,642,000	1,769,200
PROVISION FOR CREDIT LOSSES	(55,500)	(55,600)	23,900	148,400
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	6,217,600	6,208,800	19,637,900	19,702,500
Income from operations	12,274,700	11,435,300	32,188,100	31,584,200
INTEREST EXPENSE	(406,200)	(576,900)	(1,348,700)	(1,978,600)
INTEREST AND OTHER EXPENSE	500	(1,000)	(5,900)	(13,300)
Income before income taxes	11,869,000	10,857,400	30,833,500	29,592,300
PROVISION FOR INCOME TAXES	(2,755,200)	(2,493,100)	(7,145,600)	(7,124,600)
NET INCOME	$9,113,800	$8,364,300	$23,687,900	$22,467,700
EARNINGS PER SHARE – BASIC	$2.39	$2.15	$6.19	$5.81
EARNINGS PER SHARE – DILUTED	$2.24	$2.01	$5.76	$5.43
WEIGHTED AVERAGE SHARES OUTSTANDING – BASIC	3,808,863	3,886,473	3,829,329	3,864,077
WEIGHTED AVERAGE SHARES OUTSTANDING – DILUTED	4,065,301	4,164,339	4,112,318	4,140,816